                                                             EXHIBIT (8)(hh)(ii)

                               FIRST AMENDMENT TO
                             PARTICIPATION AGREEMENT

     American General Life Insurance Company, The Alger American Fund, and Fred Alger & Company, Incorporated hereby amend the Participation Agreement ("Agreement") dated April 30, 2003 as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

     IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 15th day of January, 2004.


AMERICAN GENERAL LIFE INSURANCE COMPANY


By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------


FRED ALGER & COMPANY, INCORPORATED


By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------


THE ALGER AMERICAN FUND


By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------

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                                   SCHEDULE A
                                   ----------
                          (Effective January 15, 2004)

The Alger American Fund:

     Alger American Leveraged AllCap Portfolio Class O

     Alger American MidCap Growth Portfolio Class O


The Accounts:

     American General Life Insurance Company Separate Account VL-R

     American General Life Insurance Company Separate Account D